Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Shane Whittle, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the annual report on Form 10-K of Jammin Java  Corp. for the year ended January 31, 2010 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Jammin Java Corp.

Dated: May 18, 2010

/s/ Shane Whittle
Shane Whittle
President, Secretary and Treasurer Chief Executive Officer (Principal Executive Officer Principal Financial Officer and Principal Accounting Officer)